UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 10, 2012

Date of Report (Date of earliest event reported)

RDA HOLDING CO.

(Exact name of registrant as specified in its charter)

Delaware	333-170143-07	37-1537045
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

750 Third Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(646) 293-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 10, 2012, The Reader’s Digest Association, Inc. (“RDA”) and RDA Holding Co. (“Holdings,” and together with RDA, the “Company”) the subsidiary guarantors party thereto, Wells Fargo Bank, National Association as trustee (the “Trustee”) and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as collateral agent (the “Collateral Agent”), executed a Third Supplemental Indenture, dated as of May 10, 2012 (the “Third Supplemental Indenture”), to the Indenture, dated as of February 11, 2010, as amended by the First Supplemental Indenture, dated July 27, 2010 and the Second Supplemental Indenture, dated September 26, 2011 (as amended, the “Indenture”), governing the Company’s Floating Rate Senior Secured Notes due 2017 (the “Notes”).

As required pursuant to Section 9.2 of the Indenture, holders of more than 75% in principal amount of the outstanding Notes consented to an amendment to add a definition of “Allrecipes Asset Sale” to Section 1.01 (Definitions) and amend Section 3.5 (Limitation on Sales of Assets and Subsidiary Stock) to allow for a Collateral Disposition Offer (as defined in the Indenture) related to the Company’s Allrecipes Asset Sale at an offer price in cash in an amount equal to 95% of the principal amount of the Notes (i.e., $950 per $1,000 principal amount of notes), plus accrued and unpaid interest to the date of purchase (the “Amendment”).  Upon receipt of the required consents, the Company, the subsidiary guarantors party thereto, the Trustee and the Collateral Agent entered into the Third Supplemental Indenture to effect the Amendment

The foregoing is a summary of the material terms and conditions of the Third Supplemental Indenture and not a complete description of the Third Supplemental Indenture.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Third Supplemental Indenture attached to this Current Report as Exhibit 4.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1

Third Supplemental Indenture dated as of May 10, 2012 by and among The Reader’s Digest Association, Inc., RDA Holding Co., the subsidiary guarantors named therein, Wells Fargo Bank, National Association, as trustee and Wilmington Trust, National Association as collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RDA Holding Co.

/s/ Paul R. Tomkins
	Name:	Paul R. Tomkins
	Title:	Executive Vice President and Chief Financial Officer

Date: May 11, 2012

EXHIBIT INDEX

Exhibit No.	Description
4.1

Third Supplemental Indenture dated as of May 10, 2012 by and among The Reader’s Digest Association, Inc., RDA Holding Co., the subsidiary guarantors named therein, Wells Fargo Bank, National Association, as trustee and Wilmington Trust, National Association as collateral agent.